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                                                                  EXHIBIT 10.7
                                PROMISSORY NOTE

$541,500.00                                               Gulf Shores, Alabama

                                                          Date: April 16, 1998

         For value received, the undersigned promises to pay to MICHAEL A. DEJUSTO and M. KATHERINE DEJUSTO, husband and wife, or order, the principal sum of Five Hundred Forty-one Thousand Five Hundred and no/100ths Dollars, with interest thereon from date as set out below. The said principal and interest shall be payable at Post Office Box 26357, Fresno, California 93729, or at such place as the holder may from time to time designate in writing in installments as follows, namely:


         Consecutive monthly installments of interest only at the rate of ten percent (10%) per annum beginning the 16th day of May, 1998. Additional interest at the annual rate of ten percent (10%) (which shall not be compounded) shall accrue on the principal balance remaining from time to time and be paid as and when the principal balance matures. The principal balance matures upon final closing of at least ninety percent (90%) of the multiple units proposed to be constructed upon the property secured by the mortgage executed on even date herewith (hereinafter referred to as "Mortgage,") but in no event prior to January 1, 1999, or later than August 17, 1999., Maker agrees to notify holder a minimum of 120 days in advance of the date anticipated for full payment of principal and interest as set forth in this instrument. Maker agrees to cooperate with Holder in the timing of such full payment of principal and interest as set forth in this instrument to minimize the impact of tax consequences to Holder, provided, such cooperation is at no cost to Maker.

         With respect to any and all obligations under this Note or under any of the Mortgages, Maker and all co-signers, sureties, endorsers and guarantors of this Note, hereby:

         (1) Waive, demand, presentment, protest, notice of protest, notice of dishonor, notice of acceleration of maturity, suit against any party and all other notices and requirements necessary to charge or hold the maker or any such co-signer, surety, endorser or guarantor on any such obligation;

         (2) Agree to continue and remain bound for the payment of principal, interest and all other sums payable hereunder or under any of the terms of the Mortgage, notwithstanding any change or changes by way of addition, release, surrender, exchange or substitution of any security for this Note or of any party or parties liable hereunder or by way of any extension or extensions of time for the payment of any sums due hereunder or under any of the Mortgages or any other changes or modifications to any of the Mortgages, and waive all and every kind of notice of such change or changes and all defenses on the grounds of such change or changes and agree that the same may be made without notice to or consent of any of them:


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         (3)   Agree that any obligations of Maker or such co-signers,
sureties, endorsers of guarantors hereunder may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, discharged or released by Lender, and any collateral, lien and right of setoff securing any such obligations may, from time to time, in whole or in part, be exchanged, sold or released, all without notice to or further reservations of rights against any of said parties and all without in any way affecting or releasing the liability of any of said parties;

         (4) Agree to pay all filing fees, taxes and all costs of collecting or securing or attempting to collect or secure any obligations under the Note or any of the Mortgages (except for current interest billing), including without limitation reasonable attorney's fees, whether or not any lawsuit is filed; and

         Each maker and endorser waives the right of exemption under the Constitution and laws of the State of Alabama, and each maker and endorser waives demand, protest, and notice of protest and all requirements necessary to hold them liable as makers and endorsers.

         It is further agreed that the undersigned shall pay all costs of collection. including a reasonable attorney's fee, on failure to pay any installment of principal and interest on this note on the date due hereof,

         This note is to be construed according to the laws of the State of Alabama. and is secured by mortgage on real estate executed to MICHAEL A. DEJUSTO and M. KATHERINE DEJUSTO by the undersigned on even date herewith.

         Upon failure to pay any installment of principal and/or interest within ten (10) days from notice from holder that the same is due, or, upon failure to cure within thirty (30) days after notice any violation or omission of any of the conditions and requirements of the aforesaid mortgage, the entire principal sum, at the option of the holder, shall become due and payable. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default. Notice from holder shall be presumed to have been received if sent to maker by overnight courier to last known address of maker or to maker's registered agent in the State of Alabama.

         Any other provisions herein to the contrary notwithstanding, in no event shall the maker of this note be required to pay interest in excess of the rate that maker may contract to pay under the applicable usury laws of the State of Alabama, the intention of the parties being to conform strictly to the usury laws now in force. The contract contained herein for the payment of interest is expressly made subject to the condition that the interest shall be reduced to the highest amount allowed under said usury laws as now or hereafter construed by the Courts having jurisdiction.


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           CAUTION IT IS IMPORTANT THAT YOU THOROUGHLY READ THIS
                        INSTRUMENT BEFORE SIGNING IT.


                                    SOUTHWIND DEVELOPMENT COMPANY, L.L.C.
                                    an Alabama limited liability company

                                    By: /s/ Julian B. MacQueen
                                        -----------------------
                                                  JULIAN B. MACQUEEN
                                                  Its: managing member

         I, JULIAN B. MACQUEEN, personally guarantee payment of the note within, waiving demand for payment, protest, and notice of nonpayment.


                                    /s/ Julian B. MacQueen (SEAL)
                                    ---------------------
                                    JULIAN B. MACQUEEN


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